UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 2, 2010

TRANS ENERGY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-23530	93-0997412
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Second Street, P.O. Box 393, St. Mary's, West Virginia 26170
(Address of principal executive offices)

Registrant's telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On June 15, 2010 Trans Energy, Inc. (the “Company”) received a written notice of maturity / reservation of rights from CIT Capital USA Inc. (“CIT”) with respect to a certain credit agreement in the form of a senior secured revolving credit facility.  The credit facility matured on June 15, 2010 and CIT advised the Company that no further loans will be made under the agreement and that all indebtedness under the agreement is due and payable.  The principal amount due is $30,000,000 plus any accrued and unpaid interest and other fees and expenses.  CIT also advised the Company that it is reserving the right to exercise any and all rights and remedies available under the agreement.

As a provision of the credit agreement, the Company conveyed to CIT a first priority, continuing security interest in, lien on and right of setoff against, all of the Company’s properties, assets, security interests, related books and records and any proceeds from sales and revenues generated from the foregoing.  All principal payments became due at maturity on June 15, 2010 for all borrowings outstanding on that date.

On June 18, 2010, CIT and the Company executed a forbearance letter agreement whereby CIT rescinded its June 15, 2010 notice of maturity.  CIT agreed to forebear from exercising its rights and remedies against the Company and its property until June 25, 2010.  The forbearance is subject to the conditions that the Company engages a financial restructuring consultant, which it has done, and pays to CIT an initial forbearance fee of $150,000 on or before June 25, 2010.

On June 25, 2010, CIT and the Company executed a second forbearance agreement that extended the forbearance until July 2, 2010 and postponed the initial forbearance fee for one week.  Under the extended forbearance agreement, the Company was obligated to pay the initial forbearance fee and an additional forbearance fee of $50,000 on or before July 2, 2010.  The extended forbearance agreement expressly reserves CIT’s right to exercise any and all rights and remedies available to it under the credit agreement.  On July 2, 2010, CIT agreed to extend the terms and conditions of the June 25 forbearance agreement until July 9, 2010 and extend the time for payment of forbearance fees until that date.  If the Company is unable to restructure the credit agreement or arrange for alternative financing, the agreement will be in default and the principal amount and accrued interest and fees would become immediately due.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 8, 2010	TRANS ENERGY, INC.

By: /s/ JOHN G. CORP
John G. Corp
President